EXHIBIT 99.1

Broadwind Announces First Quarter 2026 Results

CICERO, Illinois, May 12, 2026 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2026.

FIRST QUARTER 2026 RESULTS
(As compared to the first quarter 2025)

  Total revenue of $34.1 million
  GAAP net loss of ($0.5) million, or ($0.02) per diluted share
  Non-GAAP Adjusted EBITDA of $2.2 million, or 6.5% of total revenue*
  Total orders of $37.4 million, +23% y/y
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 1.7x as of March 31, 2026

*For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release

MANAGEMENT COMMENTARY

“During the first quarter, we continued to advance our business transformation strategy, while delivering strong revenue growth, margin realization, and order growth in our core gearing and industrial solutions segments,” stated Eric Blashford, President and CEO of Broadwind. “First quarter revenue in the gearing and industrial solutions segments increased more than 40% and 60%, respectively, when compared to the year-ago period, driven by strong demand from within our core power generation and critical infrastructure markets.”

“With the recently announced sale of our Abilene facility and related strategic exit from Wind tower production in the third quarter of 2026, Gearing and Industrial Solutions will represent our core businesses, moving forward,” continued Blashford. “Excluding the divested product lines within the Heavy Fabrications segment, Broadwind generated approximately $64 million of revenue on a trailing twelve-month basis through the end of the first quarter.”

“While our exit from the Wind market will result in a smaller company over the near term, our remaining businesses are higher-growth, more predictable, and more profitable, with a meaningfully improved quality of earnings profile, going forward,” noted Blashford. “We intend to use our core gearing and industrial solutions segments as a platform upon which to grow a business of increasing scale and profitability, over time.”

“Within the Gearing segment, orders increased 66% in the first quarter, supporting a backlog of $30.5 million,” continued Blashford. “Demand growth within the Gearing segment has been largely driven by strong customer activity within the power generation, industrial, and mining markets. Our Industrial Solutions segment had another strong quarter, as orders increased 44% year-over-year, with backlog at a record $43.3 million,” stated Blashford. “Natural gas turbine demand remains very strong, representing the key growth driver for this segment.”

“From the sale of our Abilene facility in April 2026, we received net cash proceeds of approximately $17.2 million” stated Blashford. “Given the recent strategic actions to optimize our asset base and shed underutilized facilities, we are positioned to pursue higher growth, higher value bolt-on opportunities that have the potential to accelerate our growth within our targeted vertical markets, with an emphasis on accretive, highly complementary precision manufacturing assets.”

CONSOLIDATED FIRST QUARTER 2026 FINANCIAL RESULTS

Broadwind reported a net loss of ($0.5) million, or ($0.02) per basic share in the first quarter 2026, compared to a net loss of ($0.4) million, or ($0.02) per basic share, in the first quarter 2025. The Company reported Adjusted EBITDA, a non-GAAP measure, of $2.2 million in the first quarter compared to $2.4 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue decreased 7.5% on a year-over-year basis in the first quarter due to lower activity within the Heavy Fabrication segment, partially offset by higher sales volume in the Gearing and Industrial Solutions segments. Heavy Fabrications revenue decreased 35%, when compared to the prior year period, due to the sale of the Manitowoc, Wisconsin industrial fabrication operations, lower PRS demand, and a raw material supply issue under a directed-buy program of an OEM customer. Industrial Solutions revenue grew 64% year-over-year, due primarily to strong demand for natural gas turbine content. Revenue from the Gearing segment grew 42% due primarily to increased demand from power generation and mining customers, partially offset by lower demand from steel customers.

Total orders increased 23% in the first quarter, when compared to the prior year period, benefiting largely from rapid growth in the power generation end market.

At the end of the first quarter, Broadwind had total cash on hand and availability under its credit facility of $25.1 million, or $16.4 million after adjusting for the minimum excess availability requirement. The Company’s ratio of net debt to trailing twelve-month Adjusted EBITDA was 1.7x as of March 31, 2026. After adjusting our credit availability and reflecting required debt payments, we expect the sale of the Abilene facility will improve our liquidity by approximately $10 million.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers and compressed natural gas pressure reducing systems.

Heavy Fabrications segment sales decreased by 35% to $16.4 million in the first quarter 2026, as compared to the prior year period, due to the raw material supply issue from a directed buy program with an OEM customer, lower PRS demand, and the sale of the Manitowoc industrial fabrication operations. The segment reported operating income of $0.8 million in the first quarter, as compared to operating income of $2.2 million in the prior year period. Segment non-GAAP adjusted EBITDA was $1.7 million in the first quarter, compared to $3.4 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including power generation, oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 42% to $8.5 million in the first quarter 2026, as compared to the prior year period, primarily driven by higher demand from power generation and mining customers, partially offset by decreased demand from steel customers. The segment reported an operating loss of ($0.1) million in the first quarter, compared to an operating loss of ($0.9) million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.6 million in the first quarter, as compared to ($0.2) million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 64% to $9.2 million in the first quarter 2026, as compared to the prior year period, primarily driven by increased sales of natural gas turbine content. The segment reported operating income of $1.6 million in the first quarter compared to operating income of $0.3 million in the prior year period. Segment non-GAAP adjusted EBITDA was $1.8 million in the first quarter compared to $0.5 million in the prior year period.

FIRST QUARTER 2026 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, May 12, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference: 877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, May 19, 2026:

Teleconference Replay: 844-512-2921
Conference ID: 13760011

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for power generation, critical infrastructure, and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, other non-cash gains and losses, and the gain from the sale of the Manitowoc industrial fabrication operations) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of our sale of the Abilene, Texas production facility and its effect on our financial results, (ii) our expectations and beliefs with respect to our financial guidance as set forth in our press releases from time to time, (iii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iv) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits, and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (v) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (vi) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (viii) our ability to continue to grow our business organically and through acquisitions; (ix) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (x) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (xi) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xii) our ability to realize revenue from customer orders and backlog; (xiii) the economy and the potential impact it may have on our business, including our customers; (xiv) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xvi) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvii) the effects of the change of administrations in the U.S. federal government; (xviii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xix) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xx) the effects of proxy contests and actions of activist stockholders; (xxi) the limited trading market for our securities and the volatility of market price for our securities; (xxii) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxiii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	March 31,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash	$943	$456
Accounts receivable, net	15,993	15,836
AMP credit receivable	2,572	2,564
Contract assets	314	900
Inventories	42,743	42,008
Prepaid expenses and other current assets	2,025	2,503
Total current assets	64,590	64,267
LONG-TERM ASSETS:
Property and equipment, net	40,899	39,464
Operating lease right-of-use assets, net	11,445	11,892
Intangible assets, net	619	741
Other assets	415	441
TOTAL ASSETS	$117,968	$116,805

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$5,946	$5,036
Current portion of finance lease obligations	2,028	2,111
Current portion of operating lease obligations	1,823	2,306
Accounts payable	17,613	17,357
Accrued liabilities	3,831	2,182
Customer deposits	2,377	2,692
Total current liabilities	33,618	31,684
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	4,807	5,094
Long-term finance lease obligations, net of current portion	2,212	2,482
Long-term operating lease obligations, net of current portion	11,132	11,252
Other	22	4
Total long-term liabilities	18,173	18,832
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,678,053 and 23,584,677 shares issued as of March 31, 2026 and
December 31, 2025, respectively	24	24
Treasury stock, at cost, 273,937 shares as of March 31, 2026 and December 31, 2025,
respectively	(1,842)	(1,842)
Additional paid-in capital	403,593	403,210
Accumulated deficit	(335,598)	(335,103)
Total stockholders' equity	66,177	66,289
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$117,968	$116,805

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Revenues	$34,057	$36,838
Cost of sales	29,364	32,512
Gross profit	4,693	4,326

OPERATING EXPENSES:
Selling, general and administrative	4,182	3,977
Intangible amortization	122	165
Total operating expense, net	4,304	4,142
Operating income	389	184

OTHER EXPENSE, net:
Interest expense, net	(808)	(516)
Other, net	(2)	(2)
Total other expense, net	(810)	(518)

Net loss before provision for income taxes	(421)	(334)
Provision for income taxes	74	36
NET LOSS	$(495)	$(370)

NET LOSS PER COMMON SHARE - BASIC:
Net loss	$(0.02)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	23,338	22,361

NET LOSS PER COMMON SHARE - DILUTED:
Net loss	$(0.02)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	23,338	22,361

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(495)	$(370)

Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,479	1,702
Deferred income taxes	17	(11)
Stock-based compensation	158	189
Allowance for credit losses	(13)	(16)
Common stock issued under defined contribution 401(k) plan	225	286
Gain on sale of assets	(80)	-
Changes in operating assets and liabilities:
Accounts receivable	(144)	2,304
AMP credit receivable	(8)	(33)
Contract assets	585	(90)
Inventories	(735)	(9,566)
Prepaid expenses and other current assets	480	(394)
Accounts payable	232	6,815
Accrued liabilities	1,649	285
Customer deposits	(315)	(9,161)
Other non-current assets and liabilities	(130)	23
Net cash provided by (used in) operating activities	2,905	(8,037)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,778)	(916)
Net proceeds from disposals of property and equipment	90	-
Net cash used in investing activities	(2,688)	(916)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	924	3,356
Payments on long-term debt	(281)	(361)
Payments for deferred financing costs	(20)	-
Payments on finance leases	(353)	(363)
Shares withheld for taxes in connection with issuance of restricted stock	-	(196)
Net cash provided by financing activities	270	2,436

NET INCREASE (DECREASE) IN CASH	487	(6,517)
CASH beginning of the period	456	7,721
CASH end of the period	$943	$1,204

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025
ORDERS:
Heavy Fabrications	$9,667	$12,391
Gearing	13,187	7,960
Industrial Solutions	14,568	10,104
Total orders	$37,422	$30,455

REVENUES:
Heavy Fabrications	$16,367	$25,248
Gearing	8,454	5,966
Industrial Solutions	9,236	5,647
Corporate and Other	-	(23)
Total revenues	$34,057	$36,838

OPERATING INCOME/(LOSS):
Heavy Fabrications	$787	$2,241
Gearing	(57)	(892)
Industrial Solutions	1,626	330
Corporate and Other	(1,967)	(1,495)
Total operating income (loss)	$389	$184

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended March 31,
	2026	2025
Net Loss	$(495)	$(370)
Interest Expense	808	516
Income Tax Provision	74	36
Depreciation and Amortization	1,479	1,702
Share-based Compensation and Other Stock Payments	343	484
Adjusted EBITDA (Non-GAAP)	$2,209	$2,368

Heavy Fabrications Segment	Three Months Ended March 31,
	2026	2025
Net Income	$565	$1,717
Interest Expense	358	147
Income Tax (Benefit) Provision	(135)	378
Depreciation	837	1,021
Share-based Compensation and Other Stock Payments	82	185
Adjusted EBITDA (Non-GAAP)	$1,707	$3,448

Gearing Segment	Three Months Ended March 31,
	2026	2025
Net Loss	$(113)	$(961)
Interest Expense	50	63
Income Tax Provision	6	6
Depreciation and Amortization	530	549
Share-based Compensation and Other Stock Payments	85	99
Adjusted EBITDA (Non-GAAP)	$558	$(244)

Industrial Solutions Segment	Three Months Ended March 31,
	2026	2025
Net Income	$1,397	$196
Interest Expense	172	114
Income Tax Provision	56	13
Depreciation and Amortization	95	114
Share-based Compensation and Other Stock Payments	47	54
Adjusted EBITDA (Non-GAAP)	$1,767	$491

Corporate and Other	Three Months Ended March 31,
	2026	2025
Net Loss	$(2,344)	$(1,322)
Interest Expense	228	192
Income Tax Provision (Benefit)	147	(361)
Depreciation and Amortization	17	18
Share-based Compensation and Other Stock Payments	129	146
Adjusted EBITDA (Non-GAAP)	$(1,823)	$(1,327)

IR CONTACT

Noel Ryan or Brian Hawthorne
BWEN@val-adv.com